EXHIBIT  10.J:


                             FORBEARANCE AGREEMENT

     THIS FORBEARANCE AGREEMENT is dated this _____ day of August, 2002 by and between AMERICAN GLASS, INC. D/B/A L.E. SMITH GLASS COMPANY, a Delaware corporation (the "BORROWER" ); and SKY BANK, an Ohio banking association (the "BANK" ).

                                   RECITALS

     WHEREAS, the Bank and the Borrower entered into that certain Loan Agreement, dated October 31, 2000, pursuant to which the Bank extended to the Borrower (i) credit in the original principal amount not to exceed Three Million Dollars ($3,000,000), the terms and conditions of which were made subject matter of that certain Facility A Note from the Borrower to the Bank of even date; and (ii) credit in the original principal amount not to exceed Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000), the terms and conditions of which were made subject matter of that certain Facility B Note from the Borrower to the Bank of even date; and

     WHEREAS, various Events of Default, as defined in the Loan Agreement, have occurred and are continuing which include, but are not limited to, the Events of Default occurring by reason of: (a) the Borrower being in an overadvanced position of $357,464.01 as reflected on the Borrower's Borrowing Base Certificate No. 64, dated as August 21, 2002; (b) the Borrower's failure to make payment under the Facility A Note in the amount of $20,641, due and owing for July and August 2002; (c) the Borrower's failure to make payment under the Facility B Note, in the aggregate amount of $57,437.39, due to be paid for August 5, 2002; and (d) the Borrower's failure to be in compliance with the Tangible Net Worth requirement set forth in Section 5.14 of the Loan Agreement (all Events of Defaults as existing as of the date hereof are collectively referred to herein as the "EXISTING DEFAULTS" ); and

     WHEREAS, as a result of the Existing Defaults, certain rights inure to the Bank as against the Borrowers; and

     WHEREAS, the Borrower has determined that it is in its best interests to enter into this Forbearance Agreement and has requested that the Bank forbear in the manner of its exercise of its remedies on account of the Existing Defaults under the Loans and to make certain credit and other accommodations requested by the Borrower in connection with the Loans; and

     WHEREAS, the Bank is willing to accommodate the forbearance request of the Borrower respecting the manner of enforcement of its remedies subject to strict compliance by the Borrower with the terms and conditions of this


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Forbearance  Agreement,  any  other documents executed in connection with this
Forbearance Agreement, all other rights and remedies of the Bank remaining in full force and effect irrespective of the terms and conditions of this Forbearance Agreement.

     NOW, THEREFORE, the Bank and the Borrower, in consideration of the Recitals provided hereinabove, and the of the mutual promises and covenants contained in this Forbearance Agreement, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending this Forbearance Agreement to constitute a contemporaneous exchange for new value, and intending to be legally bound hereby, covenant and agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement shall have such defined meaning when used herein.

     2. Term. The term of this Forbearance Agreement shall commence on the date first stated above and shall terminate on the earlier of the following (the "TERMINATION DATE"):

     a)  July  7,  2003;

     b) Upon the occurrence of a Forbearance Default (as defined in Paragraph 12 hereof, all subparagraphs inclusive); or

     c) Upon payment in full of all Indebtedness of the Borrower as herein now existing or hereinafter created, assumed or entered into; or

     d)  Such other date as agreed, in writing, by the Bank and the Borrower.

     3. Outstanding Indebtedness. The Borrower acknowledges and agrees that the outstanding Indebtedness under the Loan Agreement as of the date of this Forbearance Agreement is set forth on Exhibit A.

     4.  Agreement  to  Forbear.

         a) Forbearance. The Bank hereby covenants and agrees that, except as otherwise provided in this Forbearance Agreement, subject to the Borrower's compliance with the terms and conditions of this Forbearance Agreement, unless and until the Termination Date, or a Forbearance Default shall occur, the Bank shall not commence collection proceedings against the Borrower. The Borrower expressly acknowledges and agrees that from and after the Termination Date, the Bank shall have the right, at any time and from time to time, to exercise any and all rights and remedies available against the Borrower, at law and in

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equity,  to  the  same  extent  as the Bank would be entitled if the foregoing forbearance  had  never  been  a  part  of  this  Forbearance  Agreement.

          b) Action by the Bank. The Borrower understands and agrees that the forbearance by the Bank does not relate or extend to any actions that the Bank may take under the Loan Documents to preserve and protect any collateral securing the Indebtedness and the interest of the Bank in such collateral, including, by way of example and not limitation, (i) filing actions against or defending or intervening in actions brought by third parties or the Borrower relating to such collateral or the interests of the Bank therein, or (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of the Bank or concerning such collateral.

     5. Conditions Precedent to Effectiveness of Agreement. This Forbearance Agreement shall not be effective unless and until the Borrower shall have delivered to Bank the following fully executed documents in form acceptable to the Bank:

          a) Open-End Mortgage and Security Agreement, executed by Bellevue in favor of either the Bank or Willowbrook;

          b) Notice and Waiver of Rights Regarding Warrants of Attorney, Execution Rights, and Waiver of Rights to Prior Notice and Judicial Hearing, executed by Willowbrook;

          c) Partial Assignment of Rights under Non-Negotiable Promissory Note and Open-End Mortgage and Security Agreement, executed by Willowbrook in favor of the Bank (the "PARTIAL ASSIGNMENT" ) ;

          d) The First Amendment to Loan Agreement, executed by the Borrower and NBI, Inc. (the "PARENT" ) and attached hereto as Exhibit C (the "FIRST AMENDMENT TO LOAN AGREEMENT" );

     6. Modification of Facility B Note. The obligations of the Borrower to repay the unpaid principal amount of the Facility B Loan shall be amended and restated as follows:

          a) As of the date of this Forbearance Agreement, the outstanding principal Indebtedness under the Facility B Loan shall be $2,011,215.37;

          b) Commencing on the date of this Forbearance Agreement, the aggregate outstanding principal balance of the Facility B Loan shall bear

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interest at Prime Rate plus one percent (1%), and thereafter shall bear interest and adjust as provided in Section 2.03(a) and (b) of the Loan
Agreement;

          c) Commencing on the date of this Forbearance Agreement and on September 5, 2002, the Borrower shall make interest only payments on the Facility B Loan in the amounts as set forth in the Amortization Schedule attached hereto as Exhibit C;

          d) Commencing on October 5, 2002, and continuing on the fifth day of each month until thereafter, through and including January 5, 2003, the Borrower shall make level principal plus interest payments on the Facility B Loan in the amounts as set forth in Exhibit C;

          e) Commencing on February 5, 2003, and continuing on the fifth day of each month until thereafter, through and including August 5, 2003, the Borrower shall make an interest only payment on the Facility B Loan in the amounts as set forth in Exhibit C.

          f) Commencing on September 5, 2003, and continuing on the fifth day of each month until thereafter, through and including March 5, 2008, the Borrower shall make level principal plus interest payments on the Facility B Loan in the amounts as set forth in Exhibit C.

     7. The Borrower's Obligations. In addition to any other duties of the Borrower under this Forbearance Agreement, any Loan Documents, the Partial Assignment, the Open-End Mortgage and Security Agreement, the First Amendment to Loan Agreement, the Borrower shall:

          a) On or before sixty (60) days following the date of this Forbearance Agreement, deliver to the Bank written agreements executed by the Borrower and all of its vendors, suppliers and other creditors pursuant to which such creditors shall have agreed to terms and conditions pertaining to the payment of the debt owed to them by the Borrower that are satisfactory to the Bank, the determination of which shall be within the Bank's sole discretion.

          b) As of the date of this Forbearance Agreement and continuing through the Termination Date, Martin Noonan shall be employed by the Borrower on a full-time basis, and shall report to work at the Borrower's plant on a full-time basis, in the capacity of president of the Borrower, or such other position having the same or similar job description, during which time he shall have devoted his best efforts in performing such duties, the determination of which shall be within the Bank's sole discretion;

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          c)  Commencing on the date of this Forbearance Agreement and continuing through the Termination Date, the Borrower shall not make any payments to the Parent, any Affiliate, any Subsidiary, any division of the foregoing, or Jay H. Lustig, in cash or in kind. Notwithstanding the foregoing, if no Forbearance Default shall have occurred as of October 1, 2003, and subject to the Bank's prior written consent, which shall not be unreasonably withheld, the Borrower shall be permitted to pay to the Parent monthly maintenance fees for administrative costs in amounts not to exceed a total of $3,000 per month. The foregoing rights to make payments to the Parent shall immediately terminate upon the occurrence of a Forbearance Default.

          d) Use its best efforts to negotiate and deliver to the Bank within five (5) days after execution of the collective bargaining agreement, a favorable collective bargaining agreement with the American Flint Glass Workers Union in approximate cost savings of $20,000 per month, the determination of which shall be within the Bank's sole discretion.

          e) On or before September 30, 2002, deliver to the Bank written agreements with the Borrower's natural gas suppliers, reflecting terms and conditions that are more favorable to the agreements under which the Borrower presently purchases natural gas products from such suppliers, the determination of which shall be within the Bank's sole discretion.

          f) On or before thirty (30) days following the date of this Forbear-ance Agreement, the Borrower shall deliver to the Bank a marketing plan outlining its target market and for the promotion and sale of the Borrower's products, a component of which may be the employment of an officer who shall be primarily responsible for developing the sales and marketing of the Borrower's products.

     8. Payment. The Borrower shall cause to be received by the Bank all of the Bank's expenses from and after August 2002 incurred by the Bank as a result of the Defaults under the Loan Documents. Such expenses include, but are not limited to, attorneys' fees, court costs and such other out-of-pocket expenses as shall be presented to the Borrower.

      9.  Representations  and  Warranties.    In  addition  to any covenants,
representations and warranties contained in the Loan Agreement, Borrower hereby represents, warrants and covenants to the Bank that:

          a) Authorization. This Forbearance Agreement has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid binding and voluntary agreement of the Borrower, enforceable in accordance with its terms and all other agreements, documents and instruments executed in

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

connection herewith or therewith, and duly executed and delivered by the Borrower pursuant to the provisions hereof, and it will constitute legal, valid and binding and voluntary obligations of the Borrower enforceable in accordance with the terms thereof.

          b) No Fraudulent Intent. Neither the execution and delivery of this Forbearance Agreement nor the performance of any actions required hereunder or described herein is being consummated by the Borrower with, or as a result of, any actual intent by the Borrower to hinder, delay or defraud any entity to which the Borrower is now or will hereafter become indebted.

          c) Recitals. The Recitals in this Forbearance Agreement are incorporated herein by reference and made an integral part of this Forbearance Agreement and are true and correct in all respects.

          d) Incorporation of Representations. All representations, warranties and covenants of the Borrower contained in the Loan Documents are true and correct as of the date of this Forbearance Agreement except as same shall solely and directly relate to the Existing Defaults.

          e) Corporate Power; Authorization. The Borrower has the corporate power and has been duly authorized by all requisite corporate action, to execute and deliver this Forbearance Agreement and to perform its obligations hereunder. This Forbearance Agreement has been duly executed and delivered by the Borrower.

          f) Enforceability. This Forbearance Agreement contains the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          g)  No Violation.   Neither this Forbearance  Agreement  nor  the
consummation of the transactions contemplated herein or the performance by the Borrower of its obligations hereunder or thereunder will (i) violate any law, rule, regulation or court order to which the Borrower is subject; (ii) conflict with or result in a breach of any agreement or instrument to which the Borrower is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien on any property of the Borrower, whether now owned or acquired in the future, other than Liens in favor of the Bank.

          h) Obligations Absolute. The obligation of the Borrower to repay the Indebtedness is absolute and unconditional and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to such payment.

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     10.  Reaffirmation of Loan Agreements.   In consideration of the Bank's
agreement to forbear to the extent provided hereunder in the manner of enforcement of its remedies, the Borrower agrees and reaffirms that the Loan Documents constitute valid and legally binding obligations of the Borrower, and that the Loan Documents are enforceable against the Borrower in accordance with their terms; neither this Forbearance Agreement nor any other documents described herein shall be deemed or construed to be a satisfaction, reinstatement, novation or release of, the Loan Documents or any of them, or a waiver by the Bank under the Loan Documents, or any of them or at law or in equity; the Borrower has no defenses, set-offs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Indebtedness or the Loan Documents, or with respect to any other documents or instruments now or heretofore evidencing, securing, or in any way relating to any Loan Documents, or with respect to the administration or funding by the Bank of any loans or other transactions that gave rise to any of the Indebtedness, or any of the property of the Borrower, and the Borrower hereby expressly waives, releases and relinquishes any and all such defenses, set-offs, claims counterclaims and causes of action existing as of the date of this Forbearance Agreement against the Bank.

     Upon any Default or other occurrence or date permitting the Bank to exercise its rights under this Forbearance Agreement or the Loan Documents, and upon notice, the Bank shall have sole and exclusive discretionary authority to apply the collateral, security or the proceeds thereof to any of the Loans, in any order or amount as the Bank, in its sole discretion shall deem appropriate. The Borrower specifically and expressly waives any and all claimed rights to contest the Bank's rights in application of payment of such proceeds in the manner so chosen by the Bank.

     11. Effect and Construction of Loan Documents. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms. Without limiting the generality of the foregoing, nothing herein shall be construed to:

          a) impair the validity, perfection or priority of any Lien securing the Indebtedness;

          b) waive or impair any rights, powers or remedies of the Bank under the Loan Documents with respect to the Existing Defaults or otherwise; or

          c) require the Bank to make any loans or other extensions of credit to the Borrower.

     12.  Default.  Each of the following shall constitute a "Forbearance
Default":

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          a)  The occurrence of any Default or Event of Default under any of the
Loan Documents, the Open-End Mortgage and Security Agreement, the Partial Assignment, the First Amendment to Loan Agreement, or any other agreement or document, instruments, certificates and agreements executed and delivered in connection with the Loan Agreement or this Forbearance Agreement, as any of them may be amended, modified, extended or supplemented from time to time; or

          b) Any representation of the Borrower in this Forbearance Agreement or any financial or other statements provided to the Bank pursuant to this Forbearance Agreement shall be untrue or inaccurate in any material respect, the Bank being the sole and exclusive judge as to materiality;

           c) The Borrower shall breach, default under or fail to fully perform any of its respective agreements, obligations, or covenants under this Forbearance Agreement, or any agreements, documents or instruments executed in connection herewith.

     13.  Remedies.    Upon the occurrence of a Forbearance Default, the
obligation of the Bank to forbear as contemplated hereunder, and any and all other obligations of Bank pursuant to this Forbearance Agreement, shall immediately terminate and be without further force and effect, in the same manner and to the same extent as if the same had never been included in this Forbearance Agreement, and the Bank shall immediately and without further notice be entitled to exercise any and all rights or remedies of the Bank hereunder, or under any of the Loan Documents, the Open-End Mortgage and Security Agreement, the Partial Assignment, the First Amendment to Loan Agreement or under the law of the Commonwealth of Pennsylvania, whether at law or in equity, against the Borrower, including the power to confess judgment, which right the Borrower expressly acknowledges and reaffirms, without further notice or demand to the Borrower.

     14. Payment Over of Proceeds Upon Dissolution. Etc. Upon any distribution of assets of the Borrower in the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any marshaling of assets and liabilities of the Borrower, then and in any such event the Bank shall be entitled to receive indefeasible payment in full of all amounts due in respect of the Indebtedness outstanding and any and all other amounts due to the Bank from the Borrower, whether or not an Event of Default has occurred under the terms of the Loan Documents.

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     15.  Miscellaneous.

          a) Benefit of Agreement. This Forbearance Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Forbearance Agreement.

          b) Governing Law. This Forbearance Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Pennsylvania without regard to the choice of law principles.

          c) Consent to Jurisdiction. The Borrower agrees that any action or proceeding arising out of or relating to this Forbearance Agreement shall be commenced in the United States District Court for the Western District of Pennsylvania or in the Court of Common Pleas of Allegheny County, Pennsylvania, and the Borrower agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the Borrower at the Borrower's address on the records of Sky Bank, or as otherwise provided under the laws of the Commonwealth of Pennsylvania. The Borrower hereby waives any claim that either Pittsburgh, Pennsylvania, or the Western District of Pennsylvania is an inconvenient forum or that either of the aforementioned courts lacks proper venue for any action arising out of any transaction involving this Forbearance Agreement. Further, Borrower hereby specifically consents to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Allegheny County, Pennsylvania, and waives and hereby acknowledges that the Borrower is estopped from raising any claim that either such court lacks personal jurisdiction over the Borrower so as to prohibit either such court from adjudicating any issues raised in a complaint filed with either such court against the Borrower by the Bank concerning this Forbearance Agreement or payment to the Bank of the Indebtedness and any other amounts owed to the Bank by the Borrower.

          d) Waiver of Jury Trial. THE BORROWER HEREBY ACKNOWLEDGES THAT, IN ORDER TO EXPEDITE THE RESOLUTION OF DISPUTES WHICH MAY ARISE UNDER THIS FORBEARANCE AGREEMENT AND IN LIGHT OF THE COMPLEXITY OF THE TRANSACTIONS CONTEMPLATED UNDER THIS FORBEARANCE AGREEMENT, THE BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT TO WHICH IT MAY BE A PARTY, WHETHER ARISING OUT OF UNDER, OR BY REASON OF THIS FORBEARANCE AGREEMENT, THE LOAN DOCUMENTS, THE AGREEMENTS

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DELIVERED  TO  THE  BANK  CONTEMPORANEOUSLY  HEREWITH  OR  OTHER  TRANSACTIONS
HEREUNDER OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER AMONG THE PARTIES THERETO OF ANY KIND OR NATURE, AND ACKNOWLEDGE THAT SUCH WAIVER HAS BEEN SPECIFICALLY NEGOTIATED AS PART OF THIS FORBEARANCE AGREEMENT.

          e) No Waiver of Confession of Judgment or Other Remedy. NOTHING CONTAINED IN THIS FORBEARANCE AGREEMENT SHALL BE CONSTRUED TO BE A WAIVER OF THE BANK'S RIGHTS TO CONFESS JUDGMENT AGAINST THE BORROWER UNDER THE LOAN AGREEMENTS OR ANY ONE OF THEM. NEITHER ANY FAILURE NOR ANY DELAY ON THE PART OF THE BANK IN EXERCISING ANY RIGHT, POWER OR REMEDY HEREUNDER OR THEREUNDER SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL SINGLE OR PARTIAL EXERCISE THEREOF PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR REMEDY.

          f) Counterparts; Telecopied Signatures. This Forbearance Agreement may be executed in any number of counterparts and by different parties to this Forbearance Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to bean original signature hereto.

          g)  Notices.   Any notices required to be given in this Forbearance
Agreement  shall  be  given  in the manner provided for in the Loan Agreement.

          h) Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases of the Borrower contained herein shall survive the termination of the Forbearance Period and payment in full of the Indebtedness of the Borrower under the Loan Documents.

     16. Indemnification of the Bank. The Borrower, the Parent and Willowbrook, jointly and severally, agree to indemnify the Bank and hold the Bank harmless in respect of any and all claims, liabilities, damages and expenses (including, without limitation, attorney's fees and expenses) asserted by any Person whatsoever or incurred by the Bank arising in connection with this Forbearance Agreement, the Loan Agreement, any of the Loan Documents, the Open-End Mortgage and Security Agreement, the Partial Assignment and the First
Amendment  to  Loan  Agreement.    This  indemnity agreement shall survive the
termination of this Forbearance Agreement, the Loan Agreement, the other documents referenced in this Paragraph and the consummation of the transactions contemplated hereby.

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     This  right  of  indemnification  shall  be  in  addition  to  and not in substitution for any statutory, common law or contractual rights the Bank may have for indemnification, contribution, subrogation, or any similar right or claim the Bank may have against the Borrower.

     17. Release. The Borrower and the Parent, in their individual capacities and on behalf of the Affiliates and Subsidiaries, and Willowbrook, jointly and severally, on behalf of themselves and their successors and assigns, respective past, present and future officers, directors, shareholders, agents, representatives, consultants, affiliates, subsidiary corporations, parent corporations, and related corporate divisions, and respective heirs, successors and assigns (the "Releasing Parties" ), do hereby remise, release, acquit, satisfy and forever discharge the Bank and all of the Bank's employees, agents, representatives, consultants, attorneys, accountants, fiduciaries, servants, past, present and future officers, directors, partners, predecessors, successors and assigns, affiliates, subsidiary corporations, parent corporations, and related corporate divisions from any and all manner of debts, accounting, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demand and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing or accruing, which any of the Releasing Parties, now have or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Forbearance Agreement, including specifically, without limitation, any matter arising out of or relating to this Forbearance Agreement, the Loan Agreement, any of the Loan Documents, the Open-End Mortgage and Security Agreement, the Partial Assignment of Rights and the First Amendment to Loan Agreement, or of any transaction giving rise to any of the Releasing Parties' obligations to the Bank, and any other agreement or transaction between any of the Releasing Parties and the Bank, or any subsidiary or affiliate of the Bank relating to any of the Releasing Parties' obligations. The Releasing Parties and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, past, present and future officers, directors, partners, predecessors, successors and assigns, affiliates, subsidiary corporations, parent corporations and related corporate divisions, and their respective heirs, successors and assigns, hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Bank or any of their respective past, present or future officers, employees, agents, attorneys, accountants, consultants, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions, or any related party, by reason of or in connection with any of the foregoing matters, claims or causes of actions, other than the enforcement of this Forbearance Agreement or any of the obligations of the Bank hereunder.

     18. Limitation of Damages. The Bank shall not be liable to the Borrower, the Parent, any Subsidiary, any Affiliate and Willowbrook for any indirect, special, consequential or punitive damages arising from any breach of contract, tort or other wrong relating to or arising in connection with this Forbearance Agreement, the Loan Agreement, any of the Loan Documents, the Open-End Mortgage and Security Agreement, the Partial Assignment and the First Amendment to Loan Agreement, or the action or inaction of the Bank or the Borrowers hereunder and thereunder.

     19. Consideration. The Borrower, the Parent, individually and on behalf of the Affiliates and the Subsidiaries, and Willowbrook, each acknowledge and agree that the indemnity agreement set out in Paragraph 16, the release agreement set out in Paragraph 17 and the limitation of damages agreement set out in Paragraph 18 above constitute a material inducement to the Bank to forbear, which each of the foregoing has determined to be a direct advantage and benefit, and good and valuable consideration, to such party.

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                                   12

     IN WITNESS WHEREOF, the parties hereto have executed this Forbearance Agreement as of the day and year first above written.

ATTEST:                                          AMERICAN GLASS, INC. D/BA
                                                 L.E.  SMITH  GLASS  COMPANY



/s/  Gary  Schuman                              By:    /s/ Jay H. Lustig
                                                Name:  Jay  H.  Lustig
                                                Title: Chairman  &  CEO


/s/ Susan M. Sparano                            SKY  BANK


                                                By:  /s/ Thomas R. Ziacik
                                                Name:    Thomas R. Ziacik
                                                Title:   Senior Vice President

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                                     13

The Parent and Willowbrook hereby consent to, acknowledge and join the provisions set forth in Paragraphs 16 through 19 hereof.

WITNESS/ATTEST:                              NBI,  INC.



/s/  Gary  Schuman                           By:     /s/ Jay H. Lustig
                                             Name:   Jay  H.  Lustig
                                             Title:  Chairman  &  CEO


                                             WILLOWBROOK  PROPERTIES,  INC.


                                             By:     /s/  Jay  H.  Lustig
                                             Name:   Jay  H.  Lustig
                                             Title:  President

STATE  OF      California                    )
                                             )          SS:
COUNTY  OF     Los  Angeles                  )

On this the 23rd day of August, 2002, before me, a Notary Public, the undersigned officer, personally appeared Jay H. Lustig, who acknowledged himself to be the President of WILLOWBROOK PROPERTIES, INC. , a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  and  official  seal.


/s/  Kristen  Tadokoro
Notary  Public

My Commission Expires:  7/28/05

STATE  OF     California        )
                                )          SS:
COUNTY  OF    Los  Angeles      )

On this the 23rd day of August, 2002, before me, a Notary Public, the undersigned officer, personally appeared Jay H. Lustig, who acknowledged himself to be the Chairman & CEO of NBI, INC., and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  and  official  seal.


/s/  Kristen  Tadokoro
Notary  Public

My Commission Expires:    7/28/05

STATE  OF     California        )
                                )          SS:
COUNTY  OF    Los  Angeles      )

On this the 23rd day of August, 2002, before me, a Notary Public, the undersigned officer, personally appeared Jay H. Lustig, who acknowledged himself to be the Chairman & CEO of AMERICAN GLASS, INC. D/B/A L.E. SMITH
GLASS COMPANY, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such officer.

IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  and  official  seal.



/s/  Kristen  Tadokoro
Notary  Public

My Commission Expires:    7/28/05